UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

(Amendment No. 1)

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2021

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HEALTHTECH SOLUTIONS, INC./UT

(Exact name of registrant as specified in its charter)

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Utah	0-51012	84-2528660
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

181 Dante Avenue, Tuckahoe, New York 10707

(Address of Principal Executive Office) (Zip Code)

844-926-3399

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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AMENDMENT NO. 1

This amendment is being filed to include the pro forma financial statements.

ITEM 2.01	COMPLETION OF ACQUISITION OF ASSETS

On May 7, 2021 HLTT Acquisition Corp., a special purpose vehicle wholly-owned by Healthtech Solutions, Inc., merged into Healthtech Oncology, Inc., which owns 98.83% of the outstanding capital stock of Varian Biopharmaceuticals, Inc. ("Varian"), pursuant to the terms of an Agreement and Plan of Merger dated March 30, 2021. As a result, Healthtech Oncology became a wholly-owned subsidiary of Healthtech Solutions, and Varian became a 98.83%-owned subsidiary of Healthtech Solutions. In exchange for their ownership of Healthtech Oncology, the eight shareholders of Healthtech Oncology (the "HOI Shareholders") received an aggregate of 29,649.324 shares of Series C Preferred Stock issued by Healthtech Solutions. When the Agreement and Plan of Merger was executed, none of the HOI Shareholders had a material relationship with Healthtech Solutions. At the time of the closing, Keystone Capital Partners, which held a 28% derivative interest in Varian, was also the owner of 43,946 shares of Series A Preferred Stock issued by Healthtech Solutions. The Series A shares are owned of record by a voting trustee that is not an affiliate of Keystone Capital Partners or of Healthtech Solutions or of any shareholder of Healthtech Solutions.

The Series C Preferred Stock will give to the HOI Shareholders 4.9% of the voting power in Healthtech Solutions and a 4.9% liquidation preference. The HOI Shareholders will also be entitled to exchange their Series C Shares for common stock of Healthtech Oncology. The percentage ownership of Healthtech Oncology that the HOI Shareholders will obtain if they exchange their Series C Shares will depend on the amount of cash loaned by Healthtech Solutions to Healthtech Oncology: ranging from 85% ownership, if Healthtech Solutions loans $10 million to Healthtech Oncology, to 100% if Healthtech Solutions makes no loans to Healthtech Oncology. As of May 7, 2021 Healthtech Solutions had loaned $1 million to Healthtech Oncology. The HOI Shareholders may exchange their shares after April 1, 2023 or earlier if Healthtech Solutions makes a distribution of Healthtech Oncology shares to the shareholders of Healthtech Solutions.

Healthtech Oncology is a holding company with a single asset: its ownership interest in Varian. Varian is a precision oncology company engaged in developing therapeutics for the treatment of cancer.

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

On May 6, 2021 Healthtech Solutions sold 8,962,500 shares of its common stock to 30 accredited investors for an aggregate cash purchase price of $1,792,500 (i.e. $.20 per share). The transaction was exempt from registration pursuant to SEC Rule 506(b), as the offering was made to sophisticated investors who were purchasing for their own accounts, and with whom management of Healthtech Solutions had prior substantial relationships.

On May 6, 2021 Healthtech Solutions issued 4,018,575 shares of its common stock to five accredited investors. The investors paid for the stock by surrendering 7% Convertible Debentures previously issued by Healthtech Solutions (the "Debentures"). The aggregate principal amount of, and interest accrued on, the Debentures was $803,714.90 (i.e. $.20 per share of common stock issued in the exchange). The transaction was exempt from registration pursuant to SEC Rule 506(b), as the offering was made to sophisticated investors who were purchasing for their own accounts, and with whom management of Healthtech Solutions had prior substantial relationships.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

Financial Statements of Varian Biopharmaceuticals, Inc. for the year ended December 31, 2020 and the period from inception (July 1, 2019) to December 31, 2019 are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

Pro forma financial statements are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

Exhibits

3.1	Articles of Amendment to Articles of Incorporation filed on March 31, 2021 - previously filed as an exhibit to Current Report on Form 8-K filed on May 12, 2021.
10.1	Agreement and Plan of Merger and Reorganization by and among Healthtech Solutions, Inc., HLTT Acquisition Corp., Healthtech Oncology, Inc. and Varian Biopharmaceuticals, Inc. - previously filed as an exhibit to Current Report on Form 8-K filed on April 1, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Healthtech Solutions, Inc.

Date: July 26, 2021	By:	/s/ Manuel E. Iglesias Manuel E. Iglesias, President

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